EXHIBIT 99.1

INLD 2Q04 Earnings Call Introduction Script

[Operator announces start of call and introduces Fabrice Klein]

[Fabrice Klein]

Thank you. Good afternoon, and welcome to the Interland second quarter of fiscal 2004 conference call. I am Fabrice Klein, Interland's Vice President of Strategy and Investor Relations.

With me on the call today are Joel Kocher, Chairman and Chief Executive Officer of Interland and Allen Shulman, Chief Financial Officer and General Counsel. Following prepared statements we'll open the call to questions and answers. As a reminder to those of you who would like to listen to this call later, a webcast replay will be available at www.Interland.com, under the Investor Relations section, which you can access by selecting the tab labeled "About Us" from our home page.

During this conference call we will make projections and other forward-looking statements, including statements about the expected future operating results and cash resources of Interland and the expected growth opportunities in the Web design and hosting market. Actual results may differ materially from those contained in these forward-looking statements. These forward-looking statements include, but are not limited to: Interland's goals in the next year, the expected growth of Interland's business; expected cash resources; and Interland's expectations regarding its future financial results and the timing of achieving those projected results. Factors which could affect these forward-looking statements include but are not limited to: the ability to operate within budgeted expenses, the ability of the company to expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, investments in new business opportunities and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement.

This presentation may contain information, such as EBITDA, that is deemed to be a non-GAAP measure under Regulation G promulgated by the SEC. A reconciliation of these measures to the most directly comparable GAAP measures is contained in the Company's press release issued earlier today. The press release has been posted to the Company's website at www.interland.com. To access the press release from our home page, select the tab labeled "About Us," then click the "Press Releases" link on the menu along the left side of the page.

Now, it is with pleasure that I turn over this call to Allen Shulman, Interland's Chief Financial Officer.


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Good Afternoon, and thanks for joining us.

About half an hour ago Interland filed its quarterly report on Form 10-Q with the SEC, and as we announced in our March 11 press release, we plan to time these conference calls to coincide with our '34 Act filings. We do our best to make our public filings useful to those interested in our company's progress, and we hope that these calls may be more informative with the periodic filings available.

During the second quarter we focused on the two primary metrics that we think best reflect our progress in our hosting business. The first of these is Net Churn, or the negative MRC change, that is, the amount of monthly recurring charges we derive, or expect to derive, from our customers. Our MRC is diminished whenever a customer leaves us, and increases whenever we sell a new customer account. As those who have followed Interland for some time know, ever since we began acquiring other companies and absorbing their customer loss rates while dispensing with their sales engines, our MRC has always been less at the end of the month than it was at the beginning of the month, before taking into account any merger or acquisition activity. We have been working on and making steady progress toward our goal of reversing this decline, and you may recall that last quarter we reported that the decline had been reduced by some 50% from the previous quarter to only $55,000 in November, the final month of that quarter. We are pleased to report Net Churn in the second quarter reduced by a further 23%, and that in the month of February our Net Churn had shrunk to less than $20,000. We now have a seven-month trend that has continued right on through the end of March, and it's exciting to see our MRC stabilizing at levels of revenue that annualizes above $100 million. Since the end of our data center consolidation activities we have been investing heavily in improving the security and reliability of our data centers, the quality of our tech support, and the improvement in our administrative systems. Our volume of tech support calls and service tickets as well as our customer satisfaction surveys all tell us we're doing more of the right things, and we are grateful to our customers--old and new--for recognizing our efforts and in trusting us with their websites. We continue to work on improving our customers' experience, and we are confident that the investments we are making will be noticed and appreciated by the markets we serve and result in the further growth of our core hosting business.

The second metric we focus on is profitability. Many of you will remember that it was just two quarters ago, that we were able to record EBITDA of $3.6 million, and the fundamental economics of our business have not changed since then. We did, however, make a decision at the end of that quarter to operate the company not to maximize our short term profitability, but to invest in the long-term health and growth of the business. I've already mentioned the continuing investment--both capital and expense--in improving our data center and tech support functions, and the dividends that investment is already paying in stabilizing our revenues. The other area of investment was in the pursuit of the mainstream market. Joel will discuss our strategy in that area, but financially we invested $2.9 million net of revenues in mainstream during the first half of this fiscal year. That investment too has paid dividends, but as we've previously announced we have decided that we can do what we need to do to further develop our capabilities in that market without continuing the level of investment needed to build it out and support it at production scale. This reduction, once fully accounted for in this current quarter, will result in a return to positive EBITDA, expected to be in the $2 million range in the fourth quarter.

We also, of course, focus on our cash balances, and on our uses of cash. We ended the quarter with a balance in all cash (including cash and cash equivalents, short term investments, and long and short term restricted



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investments) of $50.3 million. This balance is after retiring during the quarter previously-recorded liabilities of $4.4 million, repayments of debt and cap lease obligations and buyouts of $2.8 million, capital expenditures of $2.9 million, and discontinued operations cash of $800,000, most of that was spent for the successful defense of litigation which arose out of the PC business which we closed more than two and a half years ago. Of the capital expenditures, $800,000 went to our customer satisfaction initiatives, and the balance was almost entirely spent to acquire servers for new dedicated customers who signed with our company in record numbers during the quarter.

This is now our second quarter of being able to focus on organic profitable growth, and we are satisfied with the progress we have made this quarter in key areas of our core hosting business. And now Joel will provide some longer term perspective on our overall strategies for organic growth.

Joel?



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JOEL KOCHER  - INTERLAND - CHAIRMAN AND CHIEF EXECUTIVE OFFICER

2Q04 Earnings Comments

As Allen pointed out our organic growth initiatives are aimed both at our core hosting business, serving the core hosting segment of the market, as well as at the opportunity to bring e-business solutions to millions of mainstream small businesses. I would like to take a few moments to briefly discuss both.

In our second quarter of focus on organic growth, we are pleased with the further progress made on each of the two FY04 priorities of the company. We have again reduced Net MRC Churn in our hosting business, and we have increased our knowledge and experience in the mainstream business.

First I'm pleased that we have again made significant progress this quarter in our core hosting business. This is undoubtedly the result of our intense focus on a range of customer satisfaction initiatives launched early in the fiscal year as well as a sharpened competitive response to market dynamics. Total Net Churn this quarter declined 25% from the November quarter. As Allen stated, so far this fiscal year, churn reduction and sales growth initiatives have resulted in a nearly 2/3 reduction in Net Churn, so we are making solid progress towards our net growth objective.

Secondly, I would like to spend a few moments updating you on the progress of our initiative to target the Mainstream small-business market. For well over a year now, we have proffered that an exciting growth opportunity for Interland is to make it easy and affordable for the more than 20 million Mainstream small businesses to implement the e-business solution they want and obviously need.

We remain convinced that serving this need represents a very attractive strategic long-term growth opportunity. Coupled with our scale efficient hosting platform, our unique suite of Web site development and management tools should enable us to profitably provide a low-cost professional Web presence to small businesses. We have long believed that the primary barriers to adoption have been a lack of technical savvy and the cost barrier to trial, (that is the initial cost of setting up a Web site just to see if it works).

As you know, over the past year, we have been conducting extensive field-testing, market research and limited production rollouts of various product and service packages and distribution channels. At the end of FY03, we had announced that we would increase our efforts and investment in developing an array of attractive products, services, and distribution channels. Consequently, during the second quarter we devoted a net expenditure of about $2.2 million to this initiative and increased the number of direct field sales representatives and markets covered, launched specific industry vertical versions of its proprietary Web site development software, implemented telemarketing initiatives and testing, pursued strategic distribution partnerships, and grew the marketing effort, Web design and support organizations commensurately.

We learned a lot, and have successfully validated our belief in the opportunity. Our efforts are directionally correct and in synch with the ultimate role the Internet will play for SMB's. Indeed, recent press articles, a rash of them, have been describing the online success enjoyed by hundreds of thousands of small businesses through the use of their websites and online marketing services like Google.



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Recent market research emphasizes that large numbers of small businesses are interested, keenly interested, in a web site in order to establish a web identity for their business, reach new customers and respond to the demands of existing customers who prefer dealing with them over the web in increasing numbers. Our own activities, of course, have revealed the high level of interest in such services in the marketplace: As of quarter end, we were delivering integrated Web design, hosting and online promotion services to more than 2,000 small business customers and generating from them more than $1.0 million of annualized recurring revenues. I invite you to visit a website where we display samples of our recent work done for these customers at the URL www.youreallycan.com. You will see that we have demonstrated the ability to develop unique and professional websites for a broad variety of businesses using our proprietary software and efficient design processes. You can also read the reactions of some of our customers in their own words, which are also posted on the site, and which reinforce our belief that there is a real need out there, and that we are uniquely positioned to satisfy it.

Although we have confirmed our strategy and the performance at production levels of our proprietary software tools, a few aspects of the business model, as you probably would expect, need to evolve based on our learnings. As a result, in early March we announced our intention to place more emphasis on indirect distribution in lieu of a direct sales force. As you recall, earlier this year, we acknowledged that even a limited deployment of a direct sales force was expensive, and would most likely not be the most cost effective channel for us, but ultimately was the only way to completely control every aspect of the go-to-market effort while we learned what worked and what didn't work. We also said that over time we would develop a portfolio of channels, most of which would yield cheaper distribution costs. For example, during the quarter, to our pleasant surprise, we learned we could effectively sell these types of solutions over the telephone. Also, through numerous discussions with potential partners, some large, some small, we concluded we would be much better served accelerating our focus on indirect partners and tele-sales, and truncating the 3 markets of expensive direct sales staff. This will serve to substantially lower expenses as Allen discussed and should enable a return to a healthy level of EBITDA in fourth quarter '04. We have also learned that a large part of our $100 per month Platinum service fits the growing need of existing Shared customers/prospects who are now looking to drive more traffic and more leads to their existing websites. Consequently, we have relocated Mainstream software development and marketing to our headquarters in Atlanta to gain a better synergy with our existing Shared business and its very large core hosting customer base.

In summary, we now know for certain that we can deliver top-notch quality online capabilities to real small businesses--we know for certain that our Trellix software tools in the hands of trained web designers produce great websites in a fraction of the time and at a fraction of the cost otherwise available--we know for certain that small businesses with these websites are satisfied and loyal, and that the churn rates are lower than anything we've ever seen in our years in the hosting business; we know that ordinary salespeople can be trained to sell the product, and that the product can be sold in many different channels.

In the meantime, though, we continue to invest in and focus on improving our core hosting business. We've made some great strides since last summer, but we can do more--much more. In the coming months we will be announcing a series of enhancements to both our shared and our dedicated hosting offerings, some of which are a direct result of our work in the mainstream market. We'll look forward to speaking with you more about these developments in future calls.

Thank you for your attention, and now if you have questions please follow the operator's instructions:



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Questions and Answers

Operator:      And gentlemen, your first question is going to be from Mark Dean with Anchor Advisors.

Mr. Dean:      Just a quick question. The $2 million of EBITDA that you are projecting in the fourth quarter obviously with the right caveats. Is that a $2 million annual rate or is that $2 million per quarter?

Mr. Shulman:   Just for the quarter.

Mr. Dean:      O.K. Thank you.

Operator:      And the next question is from Mr. Vik Grover with the Needham &
               Company.

Mr. Grover:    Hey guys, how are you doing? Hey, can you give us some color on the total accounts? I guess that 2,000 is the mainstream accounts, but what were your dedicated and shared?

Mr. Shulman:   In terms of total accounts?

Mr. Grover:    Yeah, total accounts and then a breakdown between shared,
               dedicated and mainstream.

Mr. Kocher:    Well, those . . . I can give it to you on a gross adds basis and then I guess Fabrice can give it to you on a follow-up basis in terms of what we ended the quarter with. On gross adds we grew in both shared and dedicated . . . Let me see if I can give you the exact numbers. They both increased.

Mr. Grover:    Fabrice, do you have it?

Mr. Klein:     Yeah, we ended the quarter with about 188,000, shared accounts, that does not include the 2,000 mainstream accounts and we ended the quarter with nearly 10,000 dedicated servers.

Mr. Grover:    O.K.

Mr. Klein:     9,970 or so to be exact.

Mr. Grover:    O.K. And you want to give gross adds or you want to give shared in each segment just so I can try to back into gross adds and net adds.

Mr. Klein:     Gross adds in shared were 10,336 and dedicated was 1,403.

Mr. Grover:    O.K. Thanks a lot guys.

Mr. Kocher:    You bet.



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 RECONCILIATION OF EBITDA TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

  -----------------------------------------------------------------------------------
   ($000)                                                                       4Q/04
  -----------------------------------------------------------------------------------

   EBITDA                                                                      $2,200

    Minus:

        Depreciation and amortization                                   7,400

        Discontinued operations                                           450

        Interest expense (income)                                         200

  -----------------------------------------------------------------------------------

   Net Loss                                                            (5,850)

   Reconciliation of Net cash provided (used) in operating activities

   EBITDA from continuing operations                                    2,200

        Interest income / (expense)                                      (200)

        Provision for bad debts                                           900

        Accounts payable, accrued expenses, and deferred revenue       (2,500)

  -----------------------------------------------------------------------------------
   Net cash provided by (used in) operating activities                         $  400
  -----------------------------------------------------------------------------------

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this presentation, statements in this presentation may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our ability to achieve our targeted operating budget for fiscal 2004; our belief that net expenditures for our Mainstream market growth strategy will be on plan for the balance of the year; our expectation about the amount of our operating loss and EBITDA in the fourth quarter or the remainder of fiscal year 2004; our forecast of capital expenditures in the fiscal year; our forecast for company cash, investments and restricted investments by the end of the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this presentation. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company does not undertake to update its forward-looking statements.


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